                                                                                                Exhibit 99

Contact:        Robin Cohan                                            Symbol:  TSIC
                Chief Financial Officer                                Traded:  Nasdaq National
                Tropical Sportswear Int'l Corporation
                Tel: (813) 249-4900
                Fax: (813) 249-4904

                                                                                              FOR IMMEDIATE RELEASE

Tropical Sportswear Int'l Corporation Announces Resignation of Director

TAMPA,  Fla.--November  5,  2003-Tropical  Sportswear  Int'l  Corporation  (NASDAQ:  TSIC)  announced today that Mr.
Christopher B. Munday has resigned his position as a member of the Company's Board of Directors.

The Board of  Directors  has  decided  not to replace  Mr.  Munday on the Board and has  reduced  the number of its directors from eight members to seven.

TSI is a designer,  producer and marketer of high-quality  branded and retailer  private  branded apparel  products that are sold to major  retailers  in all levels and  channels  of  distribution.  Primary  product  lines  feature casual and  dress-casual  pants,  shorts,  denim jeans,  and woven and knit shirts for men, women,  boys and girls.
Major owned brands include Savane(R), Farah(R), Flyers(TM), The Original Khaki Co(R), Bay to Bay(R), Two Pepper(R),
Royal Palm(R), Banana  Joe(R),  and  Authentic  Chino  Casuals(R).  Licensed brands  include  Bill Blass(R) and Van
Heusen(R).  Retailer national  private brands  that  we produce include Puritan(R),  Member's  Mark(R),  Sonoma(R),
Croft & Barrow(R),   St. John's Bay(R),  Charter Club(R),   Roundtree & Yorke(R),  Geoffrey Beene(R), G.H. Bass(R),
Izod(R), and  White Stag(R).  TSI  distinguishes  itself  by  providing major  retailers with  comprehensive  brand management  programs and uses advanced  technology to provide retailers with customer, product and market analyses, apparel design,  and  merchandising  consulting and inventory forecasting with a focus on return on investment.

This press  release  contains  forward-looking  statements,  which are  subject to the safe  harbor  created by the
Private Securities  Litigation Reform Act of 1995.  Management cautions that these statements represent projections and estimates of future  performance  and involve  certain risks and  uncertainties.  The Company's  actual results could  differ  materially  from  those  anticipated  in these  forward-looking  statements  as a result of  factors including,  without  limitation,  disruption in the business  associated  with the changes in senior  management as previously  announced,  and the Board of Directors  referenced in this press release,  general economic conditions, including but not necessarily  limited to,  recession or other cyclical  effects  impacting our customers in the US or abroad,  and other risk factors listed from time to time in the Company's  reports  (including its Annual Report on Form 10-K) filed with the U.S.  Securities  and  Exchange  Commission.  In  addition,  the  estimated  financial results for any period do not  necessarily  indicate the results that may be expected  for any future  period,  and any  forward-looking  statement  speaks  only as of the date on which  such  statement  is  made,  and the  Company undertakes no obligation  to update any  forward-looking  statement to reflect the  occurrence  of  anticipated  or unanticipated events or circumstances.